Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-185240 and 333-190963) of Stratasys Ltd. of our report dated February 28, 2018 relating to the financial statements, schedule of valuation, qualifying accounts and reserves and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.

Tel-Aviv, Israel	/s/ Kesselman & Kesselman
February 28, 2018	Certified Public Accountants (Isr.)
A member firm of PricewaterhouseCoopers International Limited